STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, effective as of December 31, 2011, (the “Agreement”), is made by and among Medbox, Inc. a Nevada corporation, located at 8439 W. Sunset Blvd., Suite 101, West Hollywood, CA 90069 (“Buyer”), and PVM International, Inc., a California corporation, located at 6700 Fallbrook Ave., Suite 289, West Hills, CA 91307 (“Seller”).

Recitals

WHEREAS, Buyer is a public corporation;

WHEREAS, Seller is a private California corporation which holds, or has beneficial control over, 100% of the issued and outstanding capital stock of:  (i) Medicine Dispensing Systems, Inc., an Arizona corporation; (ii) Medbox, Inc., a California corporation; and (iii) Prescription Vending Machines, Inc., a California corporation (collectively the “PVM Stock”);

WHEREAS, the PVM Stock consists of 10,000 shares in each of the three corporations described above, totaling 30,000 shares;

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to transfer to Buyer, 100% of the PVM Stock as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Purchase and Sale of PVM Stock.

a.           Purchase of PVM Stock.  Upon the terms and subject to the conditions contained herein, at the Closing(s) (as defined below), Seller agrees, to the extent permitted by applicable federal, state, municipal or foreign law, to sell, assign, transfer, convey and deliver to Buyer 100% of Seller’s right, title and interest in and to the PVM Stock as follows:

i.           Eighty percent (80%) which is 24,000 restricted shares of the PVM Stock of the PVM Stock will be transferred at “Closing #1” as described herein.

ii.           Twenty percent (20%) which is 6,000 restricted shares of the PVM Stock will be transferred at “Closing #2” as described herein.

b.           Purchase Price.  Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Assets, Buyer hereby agrees to pay to the following purchase price to be paid on the Closing dates (the “Purchase Price”):

i.           At Closing #1:

1.           A promissory note made by Buyer and held in the name of Seller in an amount equal to One Million Dollars ($1,000,000) (the “Note”); and

2.           Two Million (2,000,000) restricted shares of Medbox, Inc. common stock.

ii.           At Closing #2:

1.           One Dollar ($1.00).

c.           Closings.                      The Closing(s) shall take place at a location to be mutually determined by the parties no later than two (2) days after each of the closing conditions and covenants listed below have been (a) satisfied, or (b) waived, in writing, by the party or parties to whom such condition or covenant is intended to benefit.

i.           Closing #1.                      Closing #1 shall take place within 30 days of the date of this Agreement.  Deliveries at Closing #1 shall be as follows:

1.           By Buyer:

a.           The Note; and

b.           Two Million (2,000,000) restricted shares of Medbox, Inc. common stock.  Each share shall be in definitive form and registered in the name of Seller or Seller’s designee.

2.           By Seller:

a.           24,000 restricted shares of the PVM Stock representing 80% of the PVM Stock. Each share shall be in definitive form and registered in the name of Buyer or Buyer’s designee.

ii.           Closing #2.                      Closing #2 shall take place within one (1) year from the date of this Agreement.  As a condition precedent to Closing #2, Buyer shall have paid to Seller all amounts due under the Note or otherwise satisfied Buyer’s obligations under the Note to the satisfaction of Seller.  Deliveries at Closing #1 shall be as follows:

1.           By Buyer:

a.           One Dollar ($1.00)

2.           By Seller:

             a.   6,000 restricted shares of the PVM Stock representing 20% of the PVM Stock. Each share shall be in definitive form and registered in the name of Buyer or Buyer’s designee.

2.           Representations and Warranties of Seller.

As a material inducement to the Buyer to enter into this Agreement and to purchase the PVM Stock, the Seller represents and warrants that the following statements are true and correct in all material respects as of the date hereof except as expressly qualified or modified herein.

a.           Title to PVM Stock.  The Seller is the sole record and beneficial owner of the PVM Stock, free and clear of all liens, encumbrances, equities, assessments and claims, and, upon delivery of the PVM Stock by the Seller and payment of the Purchase Price in full by the Buyer pursuant to this Agreement, the Seller will transfer to the Buyer valid legal title to the PVM Stock, free and clear of all liens, encumbrances, equities, assessments and claims (other than any liens, encumbrances, equities, assessments or claims as may arise from or as a result of any act or omission of the Buyer).

b.           Legal Power.  Seller has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if Seller is a corporation, partnership or trust, to enter into this Agreement, to sell and transfer the PVM Stock hereunder, and to carry out and perform its obligations under the terms of this Agreement.

c.           Validity of Transactions.  This Agreement, and each document executed and delivered by the Seller in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Seller and is each the valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

d.           No Violation.  The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to the Seller and will not result in any breach of or default under the terms of any agreement or instrument by which the Seller may be bound.  No approval of or filing with any governmental authority is required for the Seller to enter into, execute or perform this Agreement.

e.           Securities Law Compliance.  Assuming the accuracy of the representations and warranties of Buyer set forth in Article 3 of this Agreement, the offer, sale and delivery of the PVM Stock will constitute an exempted transaction under the Securities Act.
f.           Books and Records.  The books and records to which access was given Buyer prior to the date hereof are the actual books and records of Prescription Vending Machines, Inc., a California corporation, and accurately and fairly reflect, in all material respects, the activities, transactions, revenues, expenses, name and number of registered representatives, name and number of client accounts, etc. of the Seller, as reflected in Seller’s corporate records.  (the “Records”).  In addition, all of the Records provided to Buyer accurately present in all material respects the pertinent information that Buyer is relying on in consummating this Agreement.

           3.           Representations and Warranties of Buyer.

Buyer hereby represents, warrants and covenants with the Seller as follows:

                      a.           Legal Power.  Buyer has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if Buyer is a corporation, partnership or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

                      b.           Due Execution.  This Agreement, and each document executed and delivered by the Buyer in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Buyer and is each the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

                      c.           Restricted Securities.   Buyer has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to Section 4(1) exemption from registration under the Securities Act, and that the Seller’s reliance upon the Section 4(1) exemption from registration is predicated in part on Buyer representations as contained herein.  Buyer acknowledges that the Shares will be “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless an applicable exemption from registration is available.

Buyer acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions.  Buyer acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Shares.

                      d.           Buyer Sophistication and Ability to Bear Risk of Loss.  Buyer acknowledges that it is an “Accredited Investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933 and is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in the Shares without producing a material adverse change in Buyer’s financial condition.  Buyer otherwise has such knowledge and experience in financial or business matters that Buyer is capable of evaluating the merits and risks of the investment in the Shares.

4.           Miscellaneous.

           a.           Governing Law and Venue.  This Agreement shall be governed by and construed under the laws of the State of California.  Venue for any legal action shall be Orange County, State of California.

           b.           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

           c.           Entire Agreement.  This Agreement and the Exhibits, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

           d.           Separability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           e.           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Seller and the Buyer.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement and the Seller.

           f.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by mail, provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth above.

                      g.           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

h.           Future Cooperation.  Seller and Buyer agree that each will execute all such further and additional documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions and understanding of this Agreement.

i.           Successors and Assigns.  The rights and obligations of Buyer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Buyer.  The rights and obligations of Seller under this Agreement may not be assigned by Seller.

j.           Independent Advice of Counsel.  Buyer and Seller each acknowledge that they have been represented by independent legal counsel in connection with this Agreement and have consulted with such legal counsel.

k.           Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

l.           Counterparts.  This Agreement may be executed in any number of counterparts which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

“Seller” PVM International, Inc., a California corporation /s/ P. Vincent Mehdizadeh _______________________________________ By: P. Vincent Mehdizadeh Its: CEO	“Buyer” Medbox, Inc., a Nevada corporation /s/ Leila Guieb __________________________________________ By: Leila Guieb Its: CFO